EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER SECTION 302 CERTIFICATION

I, Joshua Pickus, certify that:

1. I have reviewed this Form 10-Q/A of Support.com, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 19, 2012	By:	/s/ JOSHUA PICKUS
Joshua Pickus
Chief Executive Officer and President